EXHIBIT 25

FORM T-1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)☐
THE BANK OF NEW YORK
TRUST COMPANY, N.A.
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation or	(I.R.S. employer
organization if not a U.S. national bank)	identification no.)

700 South Flower Street
Suite 500
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)
The Bank of New York Trust Company, N.A.
600 North Pearl Street — Suite 420
Dallas, Texas 75201
866-691-3390
(Name, address and telephone number of agent for service)
CLECO POWER LLC
(Exact name of obligor as specified in its charter)

Louisiana	72-0244480
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

2030 Donahue Ferry Road
Pineville, Louisiana	71360-5226
(Address of principal executive offices)	(Zip code)
Debt Securities
(Title of the Indenture Securities)

1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency
United States Department of the Treasury	Washington D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation. None.

16.	List of Exhibits.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

6.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Jacksonville, and State of Florida, on the 27th day of March, 2006.

THE BANK OF NEW YORK TRUST COMPANY, N.A.
By:	/s/ CRAIG KAYE
	Name:	Craig Kaye
	Title:	Assistant Vice President

EXHIBIT 7
Consolidated Report of Condition of
THE BANK OF NEW YORK TRUST COMPANY, N.A.
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
     At the close of business December 31, 2005, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		9,859
Interest-bearing balances		0
Securities:
Held-to-maturity securities		70
Available-for-sale securities		62,079
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		38,000
Securities purchased under agreements to resell		105,100
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		4,113
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		0
Intangible assets:
Goodwill		265,964
Other Intangible Assets		16,292
Other assets		39,519

Total assets		$540,996

LIABILITIES

Deposits:
In domestic offices		7,729
Noninterest-bearing	7,729
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		58,000
Not applicable
Bank’s liability on acceptances executed and outstanding		0
Subordinated notes and debentures		0
Other liabilities		68,953
Total liabilities		$134,682

Minority interest in consolidated subsidiaries		0

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		321,520
Retained earnings		84,070
Accumulated other comprehensive income		(276)
Other equity capital components		0
Total equity capital		$406,314

Total liabilities, minority interest, and equity capital		$540,996

     I, William J. Winkelmann, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
     William J. Winkelmann     )     Vice President

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman Michael F. McFadden Frank P. Sulzberger	) ) )	Directors